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                                                                    EXHIBIT 99.3

                                     OFFER

                                       OF

                        BLUEGREEN ACQUISITION SUB, INC.
                  A WHOLLY OWNED SUBSIDIARY OF EXELIXIS, INC.
                       TO EXCHANGE SHARES OF COMMON STOCK

                                       OF

                                 EXELIXIS, INC.
                           FOR SHARES OF COMMON STOCK

                                       OF

                              GENOMICA CORPORATION

         PURSUANT TO THE EXCHANGE OFFER AND BASED ON THE EXCHANGE RATIO
              DESCRIBED IN THE PROSPECTUS DATED NOVEMBER 29, 2001.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               November 29, 2001

     To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Bluegreen Acquisition Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Exelixis, Inc., a Delaware corporation ("Exelixis"), is offering to exchange a portion of a share of Exelixis common stock, par value $0.001 per share ("Exelixis Common Stock"), for each outstanding share of common stock, par value $0.001 per share ("Genomica Common Stock"), of Genomica Corporation, a Delaware corporation ("Genomica"), other than those owned by Exelixis or its subsidiaries, in accordance with the exchange ratio determined as described in the Prospectus dated November 29, 2001 (the "Prospectus") and upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with a merger agreement, dated as of November 19, 2001, among Exelixis, Merger Sub and Genomica. The merger agreement provides, among other things, that following completion of the Offer, Merger Sub will be merged with Genomica, with Genomica surviving the merger as a wholly owned subsidiary of Exelixis. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Genomica Common Stock registered in your name or in the name of your nominee.

     The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer" in the Prospectus.

     For your information and for forwarding to your clients for whom you hold shares of Genomica Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  The Prospectus dated November 29, 2001.

          2. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering shares of Genomica Common Stock and for the information of your clients. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender shares of Genomica Common Stock.
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          3.  The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing shares of Genomica Common Stock are not immediately available or if such certificates and all other required documents cannot be delivered to Mellon Investor Services LLC (the "Exchange Agent") on or prior to the expiration date (as described in the Prospectus) or if the procedures for book-entry transfer cannot be completed by the expiration date.

          4. A printed form of letter which may be sent to your clients for whose accounts you hold shares of Genomica Common Stock registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          6.  A copy of Genomica's Solicitation/Recommendation Statement on
     Schedule 14D-9, dated November 29, 2001.

          7. A return envelope addressed to the Exchange Agent for your use only.

     Your attention is invited to the following:

          1. The consideration per share of Genomica Common Stock will be based upon the exchange ratio determined as described in the Prospectus.

          2. The Offer is being made for all outstanding shares of Genomica Common Stock.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on December 27, 2001, unless the Offer is extended.

          4. There are several conditions to the Offer which you should review in detail. See "Certain Terms of the Merger Agreement -- Conditions to the Exchange Offer" in the Prospectus.

          5. The Genomica board of directors has unanimously (1) approved and adopted the merger agreement and the transactions contemplated thereby, including the Offer, (2) determined that the Offer is fair to, and in the best interests of, Genomica and Genomica's stockholders and (3) recommended that the Genomica stockholders accept the Offer and tender their shares of Genomica Common Stock pursuant to the Offer.

          6. Cash will be paid in lieu of any fraction of a share of Exelixis Common Stock to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 30.5% (30% for payments in 2002) of any cash payment to such stockholder or other payee pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Merger Sub will accept for exchange shares of Genomica Common Stock which are validly tendered prior to the expiration date and not theretofore properly withdrawn when and if Merger Sub gives oral or written notice to the Exchange Agent of Merger Sub's acceptance of such shares of Genomica Common Stock for exchange pursuant to the Offer. Delivery of shares of Exelixis Common Stock and cash paid in lieu of fractional shares pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such shares of Genomica Common Stock, or timely confirmation of a book-entry transfer of such shares of Genomica Common Stock into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in "The Transaction -- Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an "Agent's Message" (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

     Neither Exelixis nor Merger Sub nor any officer, director, stockholder, agent or other representative of Merger Sub or Exelixis will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of shares of Genomica Common Stock pursuant to the Offer.

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     Merger Sub will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

 WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
                DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of shares of Genomica Common Stock, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered shares of Genomica Common Stock should be delivered or such shares of Genomica Common Stock should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

     If holders of shares of Genomica Common Stock wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in the Prospectus under "The Transaction -- Guaranteed Delivery."

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at one of its address(es) and telephone number set forth on the back cover of the Prospectus.

                                          Very truly yours,

                                          Mellon Investor Services LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF EXELIXIS, MERGER SUB, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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